Exhibit 99.1

JOINT FILING AGREEMENT

Dated: May 8, 2025

The undersigned hereby agree that the Statement on Schedule 13D, dated May 8, 2025, with respect to the Common Shares, no par value, of Lionsgate Studios Corp. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an Exhibit to the Schedule 13D. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the date first above written.

LIBERTY GLOBAL LTD.

By:	/s/ Bryan H. Hall
	Name:	Bryan H. Hall
	Title:	Executive Vice President, General Counsel and Secretary

LIBERTY GLOBAL VENTURES LIMITED

By:	/s/ Jeremy Evans
	Name:	Jeremy Evans
	Title:	Director